                                                                   EXHIBIT 10.65


                               EASEMENT AGREEMENT


     THIS EASEMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of April, 1993 (the "Effective Date"), by and between CAMDEN COGEN L.P. (D/B/A Camden Cogen Limited Partnership), a Delaware limited partnership, whose address is 1600 Smith Street, Suite 5000, Houston, Texas 77002 ("Grantor"), and PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation, whose address is 80 Park Plaza, Newark, New Jersey 07101 ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantor is the fee owner of that certain tract or parcel of land situated in Camden, Camden County, New Jersey, more fully described on Exhibit A attached hereto (the "Property"); and

     WHEREAS, Grantee desires to obtain and Grantor desires to grant to Grantee a non-exclusive easement (the "Easement") over, under, upon, through and across the land (the "Area") which constitutes a portion of the Property and which is described on Exhibit B attached hereto, for the purposes of installing, laying, constructing, reconstructing, operating, maintaining, inspecting, repairing, removing, replacing and relaying within the Area a sixteen inch (16") gas pipeline, together with all necessary fittings, appurtenances and facilities, all to enable Grantee to deliver gas to Grantor's cogeneration facility located on the Property.

     NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound by this Agreement and agree as follows:

     1. Definitions. The following terms used in this Agreement shall have the following meanings:

        A. "Easement Rights" means the rights described as follows:

           (1) the right to install, lay, construct, reconstruct, operate, maintain, inspect, repair, remove, replace, and relay the Improvements (hereinafter defined) within the Area; and

           (2) the right of ingress and egress for pedestrian, vehicular and other traffic over those portions of the Property as Grantee may reasonably require to install, lay, construct, reconstruct, operate, maintain, inspect, repair, remove, replace, and relay the Improvements.


                                                                    PREPARED BY:
                                                             /s/ TERRY L. RADNEY
                                                             -------------------
                                                                 TERRY L. RADNEY

             B. "Improvements" means a sixteen inch (16") gas pipeline, together with all necessary fittings, appurtenances and facilities required in the operation of such gas pipeline, constructed or placed on the Area by Grantee or its agents and/or contractors.

         2. Grant of Easement. Grantor hereby grants, warrants, bargains, sells and conveys unto Grantee, its successors and assigns, the Easement over, under, upon, through and across the Area and otherwise grants, warrants, bargains, sells and conveys unto Grantee, its successors and assigns, the Easement Rights covering the Property, subject only to the liens, easements and other encumbrances listed on Exhibit C attached hereto.

         3. Term. Grantee's right to use the Easement shall automatically terminate when the Easement is no longer used for the purposes contemplated herein, and, if requested by Grantor, Grantee shall execute a release of the Easement in recordable form. Grantee may, in its sole discretion, abandon all or a portion of the Improvements in place.

         4. Improvements. The Improvements are and shall remain the property of Grantee, which shall be responsible for and shall pay all taxes, applicable assessments and other governmental charges resulting from ownership or use of the Improvements.

         5. Indemnification. (i) Grantee shall defend, indemnify and hold Grantor and its employees, contractors and agents harmless from and against all claims, actions, liabilities, losses, damages and expenses (including reasonable attorney's fees) whether for injury to person or damage to property incurred by or asserted against Grantor or its employees, contractors or agents which are either (a) caused by the activities of Grantee or its employees, contractors or agents upon the Property or (b) due to the placement by Grantee of any Improvements or other materials upon the Property. Notwithstanding the foregoing, Grantee shall not be liable to Grantor or its employees, contractors or agents for any environmental loss, damage, cost or expense which results from the condition of the Property existing prior to the Effective Date or from activities of Grantor or its employees, contractors or agents on or with respect to the Property. (ii) Grantor shall defend, indemnify and hold Grantee and its employees, contractors and agents harmless from and against all claims, actions, liabilities, losses, damages and expenses (including reasonable attorneys' fees) whether for injury to person or damage to property incurred by or asserted against Grantee or its employees, contractors or agents which are
     (a) caused by the activities of Grantor or its employees, contractors or agents upon the Property, (b) due to the placement by Grantor of any materials upon the Property, or (c) due to an environmental condition existing on the Property prior to the Effective Date, whether known or unknown on the Effective Date. Nothing contained herein shall be deemed to indemnify any party hereto against its own gross negligence or willful misconduct. Grantee agrees to look solely to the interest of Grantor and its successors and assigns in and to the Property (or the proceeds of the sale or disposition thereof) for the collection of any judgment obtained by Grantee under this Paragraph 5, and no other assets of Grantor or its successors or assigns



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shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such judgment.

     6. Use of Easement. Grantee shall schedule construction and installation of all Improvements and shall construct and install the Improvements so as not to interfere with the operations of Grantor or the rights of any party having an interest superior to the interests created hereunder in favor of Grantee. Further, Grantor fully reserves and Grantee is hereby granted all rights reasonably necessary to allow it to cross the Area with both personnel and machinery as may be reasonably necessary for their respective routine operations on the Property; provided, however, that Grantor and Grantee agree to exercise their respective rights hereunder in such a manner as to cause minimal inconvenience to the other party.

     7. Burial of Pipes. The Improvements installed under this Agreement shall be buried and maintained by Grantee and its successors and assigns at a depth of at least three feet below the surface of the Area or at any greater depth which may be required by applicable governmental statutes or regulations or standard industrial practice.

     8. Recording. This Agreement will be recorded in the appropriate property records of Camden County, New Jersey.

     9. Assignments. This Agreement may not be assigned by Grantee without the prior written consent of Grantor, said consent not to be unreasonably withheld. Any assignee of this Agreement shall take such assignment subject to all the terms and conditions set forth herein. The Easement and the Easement Rights created herein shall run with the land and shall bind all permitted subsequent purchasers, transferees, successors and assignees of the parties hereto.

     10. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be given to each applicable party hereto at its address or facsimile number set forth in this paragraph or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties, and shall be either delivered personally or sent by facsimile or mail, postage prepaid, and shall be deemed to have been made or given (a) if given by facsimile, when sent and the appropriate confirmation is received, and (b) if given by any other means, when delivered.



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         Unless changed in accordance with this paragraph, the addresses for all such communications shall be as follows:

         If to Grantor:

         Camden Cogen L.P.
         1600 Smith Street, Suite 5000
         Houston, Texas 77002
         Facsimile No.: (713) 951-7745
         Attention: R. Cary McNair, Jr.

         If to Grantee:

         Public Service Electric and Gas Company
         80 Park Plaza - T24B
         Newark, New Jersey 07101
         Facsimile No.: (201) 621-7484
         Attention: General Manager of Corporate Properties

         11. Modifications. Any modifications of this Agreement must be made in writing and executed by the parties hereto.

         12. Exhibits. All Exhibits attached to and referenced in this Agreement are incorporated herein and made a part hereof for all purposes.

         13. Paragraph Headings. Paragraph headings contained in this Agreement are for convenience only and shall not be considered in interpreting or construing this Agreement.

         14. Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to conflicts of law rules.

         15. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.



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     EXECUTED on the dates of the acknowledgments set forth below, to be effective for all purposes as of the Effective Date.

                                        CAMDEN COGEN L.P., d/b/a Camden Cogen
                                        Limited Partnership, a Delaware limited
                                        partnership

                                        By:  COGEN TECHNOLOGIES CAMDEN GP
                                             LIMITED PARTNERSHIP,
                                             Its general partner

ATTEST:                                 By:  COGEN TECHNOLOGIES CAMDEN, INC.,
                                             Its general partner

 /s/ MARYANN MCLENDON                        By: /s/ R. CARY MCNAIR, JR.
-----------------------                         --------------------------------
Assistant Secretary                          Name: R. Cary McNair, Jr.
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------
[SEAL]

ATTEST: PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation

/s/ [ILLEGIBLE]                         By: /s/ DONALD A. ANDERSON
-----------------------                    -------------------------------------
Assistant Secretary                     Name: Donald A. Anderson
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------
[SEAL]



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THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )



     BE IT REMEMBERED, that on this 1st day of April, 1993, before me, the subscriber, a notary public, personally appeared R. Cary McNair, Jr., who is the Vice President of COGEN TECHNOLOGIES CAMDEN, INC., General Partner of COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP, which is the General Partner of CAMDEN COGEN L.P., d/b/a CAMDEN COGEN LIMITED PARTNERSHIP, a Delaware limited partnership, who I am satisfied is the person who signed this instrument, and he acknowledged that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid, and that this instrument is the voluntary act and deed of such corporation, on behalf of CAMDEN COGEN, L.P. The full and actual consideration paid or to be paid for the transfer of title to realty evidenced by the within indenture, as such consideration is defined in N.J. Rev. Stat. Section 46:15-5 is $10.00.

     Given under my hand and seal of office this 1st day of April, 1993.


                                        /s/ ESTALEETA WATSON
                                        -------------------------------
[NOTARY SEAL]                           Notary Public in and for
                                        Harris County, Texas


                                        My Commission Expires: July 30, 1996


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
THE STATE OF NEW JERSEY    )
                           )
THE COUNTY OF ESSEX        )

         BE IT REMEMBERED, that on this 2nd day of April, 1993, before me, the subscriber, a notary public, personally appeared D. A. Anderson, who is the Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation, who I am satisfied is the person who signed this instrument, and he acknowledged that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid, and that this instrument is the voluntary act and deed of such corporation, on behalf of PUBLIC SERVICE ELECTRIC AND GAS COMPANY.

         Given under my hand and seal of office this 2nd day of April, 1993.



                                         /s/ NICOLAS AROCHA
                                         --------------------------------------
                                         Notary Public in and for
                                                                 County
                                         -----------------------        -------
                                                    [Nicolas Arocha]
                                              [NOTARY PUBLIC OF NEW JERSEY]
                                        [My Commission Expires Sept. 19, 1996.]
                                        My Commission Expires:
                                                                ----------------





WHEN RECORDED, RETURN TO:

TERRY L. RADNEY
FULBRIGHT & JAWORSKI
1301 MCKINNEY, SUITE 5100
HOUSTON, TEXAS 77010-3095



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